Exhibit 99.1

Treasure Global Announces 1-for-20 Reverse Stock Split to Support Nasdaq Bid Price Compliance

December 03, 2025 11:50 ET  | Source: Treasure Global Inc.

KUALA LUMPUR, Malaysia, Dec. 03, 2025 (GLOBE NEWSWIRE) -- Treasure Global Inc. (NASDAQ: TGL) (“Treasure Global” or the “Company”), a Southeast Asia–anchored technology company, today announced that it will effect a 1-for-20 reverse stock split (“Reverse Stock Split”) of its common stock, par value USD 0.00001 per share (“Common Stock”). Treasure Global’s Common Stock will continue to trade on the Nasdaq Capital Market (“Nasdaq”) under the existing ticker symbol “TGL” and will begin trading on a split-adjusted basis when the market opens on December 5, 2025. The new CUSIP number for the Common Stock following the Reverse Stock Split will be 89458T403.

The Reverse Stock Split is intended to increase the per-share trading price of the Company’s Common Stock to assist in regaining compliance with the Nasdaq minimum bid price requirement of USD 1.00 per share. There can be no assurance that the Company will maintain long-term compliance with Nasdaq listing requirements.

On November 24, 2025, the Company’s stockholders approved a proposal to authorize a reverse stock split of the Common Stock at a ratio within the range of 1-for-2 and 1-for-20 with the authority delegated to the Board of the Directors of the Company, to determine the exact reverse split ratio and when to file the Certificate of Amendment with the Secretary of State of the State of Delaware. On December 2, 2025, the Company filed a Certificate of Amendment to its Certificate of Incorporation to effect the Reverse Stock Split at the ratio of 1-for-20.

The 1-for-20 Reverse Stock Split will automatically combine and convert twenty (20) current shares of the Common Stock into one (1) issued and outstanding new share of Common Stock. Proportional adjustments also will be made to shares underlying outstanding equity awards, warrants, and convertible notes, as well as to the number of shares issued and issuable under the Company’s stock incentive plans and certain existing agreements. The Reverse Stock Split will not change the par value of the Common Stock nor the authorized number of shares of Common Stock, preferred stock, or any series of preferred stock. The Reverse Stock Split will also proportionally reduce the Company’s outstanding shares of Common Stock from 16,962,004 shares to approximately 848,100 shares.

No fractional shares will be issued in connection with the Reverse Stock Split. All fractional shares will be rounded up to the next whole share. The Reverse Stock Split will affect all stockholders uniformly and will not alter any stockholder’s percentage interest in the Company’s equity.

The Company’s transfer agent, Vstock Transfer, LLC, will serve as the agent for the Reverse Stock Split. Registered stockholders holding pre-split shares of the Common Stock electronically in book-entry form are not required to take any action to receive post-split shares. Stockholders owning shares via a broker, bank, trust, or other nominee will have their positions automatically adjusted to reflect the Reverse Stock Split and will not be required to take any action in connection with the Reverse Stock Split.

About Treasure Global

Treasure Global is a Malaysia-based technology solutions provider specializing in innovative platforms that drive digital transformation in retail and services. The Company’s flagship product is the ZCITY Super App, which integrates e-payment solutions with customer loyalty rewards to create a seamless online-to-offline user experience. As of June 2025, ZCITY has attracted over 2.7 million registered users, positioning Treasure Global as a key player in Malaysia’s digital economy. Treasure Global continuously leverages cutting-edge technologies, including artificial intelligence and data analytics, to enhance its platform’s capabilities across e-commerce, fintech, and other verticals.

Visit treasureglobal.org for more information.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements reflect the Company’s current expectations, assumptions, and projections about future events and are subject to risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Forward-looking statements typically include terminology such as “anticipates,” “believes,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” or similar expressions.

Factors that could cause actual results to differ materially include, without limitation, the Company’s ability to expand its e-commerce platform and F&B distribution business, customer acceptance of new products and services, changes in economic conditions affecting its operations, the outcome of partnership discussions, the impact of global health crises, supply chain disruptions, competition, and regulatory risks related to data privacy and security. Additional risks include volatility in digital asset markets, potential vulnerabilities in custodial security, and evolving global and domestic regulatory frameworks applicable to blockchain technologies. These risks, along with other factors, are discussed in more detail in the Company’s filings with the U.S. Securities and Exchange Commission.

The forward-looking statements in this press release speak only as of the date hereof. The Company assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

CONTACT
Investor and media contact:
Investor Relations Team
Treasure Global
ir_us@treasureglobal.org